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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2002-1




Section 7.3 Indenture                               Distribution Date: 2/17/2004

(i)      Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                     0.00
             Class B Principal Payment                                     0.00
             Class C Principal Payment                                     0.00
                 Total

         Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                     0.00
             Class B Principal Payment                                     0.00
             Class C Principal Payment                                     0.00
                 Total

(ii)     Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                       924,000.00
             Class B Note Interest Requirement                        95,608.33
             Class C Note Interest Requirement                       171,600.00
                 Total                                             1,191,208.33

         Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                          1.10000
             Class B Note Interest Requirement                          1.36583
             Class C Note Interest Requirement                          1.90667

(iii)    Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                         840,000,000
             Class B Note Principal Balance                          70,000,000
             Class C Note Principal Balance                          90,000,000

(iv)     Amount on deposit in Owner Trust Spread Account          10,000,000.00

(v)      Required Owner Trust Spread Account Amount               10,000,000.00



                                             By:
                                                    ------------------------

                                             Name:  Patricia M. Garvey
                                             Title: Vice President